                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated February 22, 1999 (except for Note 11, as to which the date is February 24, 1999), with respect to the consolidated financial statements of Renaissance Media Group LLC included in the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $3,575,000,000 Senior Notes and Senior Discount Notes.

                                       /s/  ERNST & YOUNG LLP
New York, New York
April 30, 1999